Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Fred Turcotte
Phone:	781.332.7136
Email:	ir@onebeacon.com

ONEBEACON REPORTS 13.3% GROWTH IN ADJUSTED BOOK VALUE PER SHARE THROUGH NINE MONTHS

HAMILTON, Bermuda (November 5, 2007) – OneBeacon Insurance Group, Ltd. (NYSE:OB) today reported adjusted book value per share of $18.85, an increase of 13.3% through nine months, 4.6% for the third quarter, and 20.4% for the twelve months ended on September 30, 2007, including dividends.

 “We are very pleased with our strong third-quarter and year-to-date growth in book value,” said OneBeacon CEO Mike Miller. “OneBeacon experienced an excellent quarter by any measure in today’s market, reflecting strong current accident year results, favorable development on prior accident years, minimal catastrophe losses and solid investment returns.”

Miller continued, “Our 84% combined ratio for the quarter reflected good results from all of our businesses. In addition, it was positively impacted by the gain on the partial settlement of our pension liabilities and a state premium tax refund. Excluding these items, our combined ratio would have been 91% compared to 94% last year. Net written premiums were down less than 1% for the quarter and 2% through nine months, excluding the 2006 Agri business. Recently, we reduced our workforce by approximately ten percent to bring our expenses more in line with our business needs. We will continue to focus on disciplined underwriting and manage expenses accordingly.”

Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, comprehensive net income for the quarter was $90 million, net income was $96 million or $0.96 per share and operating income was $76 million or $0.76 per share. These adjusted amounts are non-GAAP financial measures which are explained later in this release.

These third-quarter results reflect the after-tax net favorable impact from certain nonrecurring items, including a gain from the partial settlement of the company’s qualified pension plan, prior year premium tax refunds and a gain on the sale of an inactive licensed insurance company, partially offset by higher withholding taxes. The after-tax impact of the nonrecurring items increased adjusted comprehensive income by $21 million and increased both adjusted net income and adjusted operating income by $23 million. Normalizing for these unusual items, adjusted comprehensive net income for the quarter was $69 million, adjusted net income was $73 million or $0.73 per share and adjusted operating income was $53 million or $0.53 per share.

Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, comprehensive net income for the nine months ended September 30, 2007 was $242 million, net income was $246 million or $2.46 per share and operating income was $153 million or $1.53 per share.

Primary Insurance Operations

The GAAP combined ratio was 83.8% for the third quarter versus 94.4% for the same period in 2006. This 10.6 point improvement was due primarily to the favorable nonrecurring items that impacted underwriting results, including 5.4 points ($26 million) from the partial settlement of the company’s pension plan liabilities and 1.6 points ($8 million) associated with the premium tax refunds, combined with more favorable development on prior accident year loss reserves. Excluding the nonrecurring items, the third quarter combined ratio was 90.8%. The expense ratio was 29.8% for the third quarter, which includes 5.7 points of favorable nonrecurring items, as compared to 35.2% for the third quarter of 2006. Pretax income for the third quarter of 2007 was $162 million, compared to $140 million in the third quarter of 2006.

The GAAP combined ratio for the nine months ended September 30, 2007 was 92.7%, as compared to 95.6% reported for the first nine months of 2006. The positive variance reflects 1.6 points from the nonrecurring items mentioned above, as well as favorable development on prior accident year non-catastrophe losses. The nine-month 2007 expense ratio was 33.9%, again reflecting 1.2 points relating to the net favorable impact of the nonrecurring items described above partially offset by office consolidation costs incurred primarily in the first quarter. This compares to a 34.5% expense ratio for the same period in 2006, which included 0.3 points of net favorable impact related to the favorable settlement of a state franchise tax audit and a reduction in contingent commission accruals, partially offset by office consolidation costs. Pretax income for the first nine months of 2007 was $398 million and $341 million for the same period in 2006.

Net written premiums were $512 million for the third quarter of 2007 as compared to $536 million in the third quarter of 2006. Through nine months of 2007, net written premiums totaled $1,437 million as compared to $1,526 million through nine months of 2006. Excluding the Agri business that was sold in September 2006, net written premiums declined by 0.6% as compared to the third quarter of 2006 and by 1.6% for the first nine months of 2007. Third-quarter net written premiums grew by 12.5% in Specialty Lines (excluding Agri), and 3.5% in Commercial Lines, and decreased by 11.6% in Personal Lines, resulting from the continued shrink of the assigned-risk pools and the competitive marketplace. Through nine months, Specialty Lines net written premiums increased by 20.8% over the prior year (excluding Agri), Commercial Lines premiums were up 1.5%, and Personal Lines decreased by 14.5%.

Consolidated Investment Results

For the third quarter, the GAAP total return on invested assets was 1.5% as compared to 2.7% for the same period in 2006. Net investment income was $52 million, compared to $49 million in the third quarter of 2006. Net realized investment gains for the third quarter of 2007 were $31 million, compared to $35 million in the third quarter 2006. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was a decrease of $7 million in the third quarter of 2007, compared to a $34 million increase in the third quarter of 2006.

For the first nine months, GAAP total return on invested assets was 5.9% as compared to 5.7% through September 30, 2006. Through nine months, net investment income was $157 million as compared to $148 million through the same period in 2006. Net realized investment gains through the nine months were $143 million, compared to $105 million in the first nine months of 2006. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was a $4 million decrease in the first nine months of 2007, compared to a $5 million decrease in the first nine months of 2006.

Company to Host Webcast

OneBeacon will host its third quarter 2007 Webcast for analysts and investors at 10:00 a.m. ET on Monday, November 5. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s Web site www.onebeacon.com. An audio playback of the teleconference will be available on the site shortly following the Webcast.

About OneBeacon

OneBeacon Insurance Group, Ltd.’s operating subsidiaries offer a range of specialty and segmented commercial and personal insurance products, which are sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The Company is publicly traded on the New York Stock Exchange under the symbol “OB”.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	September 30,	December 31,
	2007	2006
Assets

Available-for-sale investments:
Fixed maturity investments	$3,433.3	$3,539.7
Common equity securities	796.2	737.1
Short-term investments	424.5	319.0
Held-to-maturity investments:
Fixed maturity investments	308.6	305.0
Short-term investments	0.1	33.8
Other investments	322.7	278.1

Total investments	5,285.4	5,212.7

Cash	59.1	41.5
Reinsurance recoverable on unpaid losses	2,699.6	2,842.6
Reinsurance recoverable on paid losses	20.6	32.4
Premiums receivable	574.3	517.1
Securities lending collateral	534.7	528.8
Deferred acquisition costs	207.8	183.8
Accrued investment income	33.4	34.8
Ceded unearned premiums	69.1	38.2
Accounts receivable on unsettled investment sales	15.7	6.7
Other assets	304.1	430.8

Total assets	$9,803.8	$9,869.4

Liabilities

Loss and loss adjustment expense reserves	$4,594.8	$4,837.7
Unearned premiums	1,046.0	985.2
Debt	757.7	759.5
Securities lending payable	534.7	528.8
Preferred stock subject to mandatory redemption (redemption value $300.0 and $320.0)	268.5	262.3
Ceded reinsurance payable	97.3	71.9
Accounts payable on unsettled investment purchases	29.0	11.5
Other liabilities	564.9	635.3

Total liabilities	7,892.9	8,092.2

Common Shareholders’ Equity

Common shares and paid-in surplus	1,111.4	1,115.9
Retained earnings	616.2	474.4
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	168.3	173.1
Net unrealized foreign currency translation gains	14.3	11.8
Other comprehensive income items	0.7	2.0

Total common shareholders’ equity	1,910.9	1,777.2

Total liabilities and common shareholders’ equity	$9,803.8	$9,869.4

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Earned premiums	$473.6	$551.3	$1,407.5	$1,590.0
Net investment income	51.5	49.2	156.7	148.4
Net realized investment gains	30.7	35.4	142.7	105.0
Net other revenues	10.8	36.6	16.3	48.4

Total revenues	566.6	672.5	1,723.2	1,891.8
Expenses:
Loss and loss adjustment expenses	255.8	318.5	827.1	994.6
Policy acquisition expenses	74.9	124.5	231.5	297.4
Other underwriting expenses	66.4	84.0	246.9	253.9
General and administrative expenses	2.4	5.1	7.5	11.6
Accretion of fair value adjustment to loss and loss adjustment expense reserves	4.0	5.8	12.0	17.3
Interest expense on debt	11.4	12.0	34.1	34.8
Interest expense - dividends on preferred stock subject to mandatory redemption	7.1	7.6	22.2	22.7
Interest expense - accretion on preferred stock subject to mandatory redemption	9.2	7.2	26.2	20.5

Total expenses	431.2	564.7	1,407.5	1,652.8

Pre-tax income	135.4	107.8	315.7	239.0

Income tax provision	(53.1)	(34.1)	(110.6)	(54.5)

Net income from continuing operations before minority interest and equity in earnin[g]s of unconsolidated affiliate	82.3	73.7	205.1	184.5

Equity in earnings of unconsolidated affiliate	—	(1.6)	—	8.6

Net income from continuing operations	82.3	72.1	205.1	193.1

Income from discontinued operations	—	0.8	—	1.2

Net income	82.3	72.9	205.1	194.3

Change in net unrealized gains on investments	0.4	18.9	(4.8)	(13.2)
Change in foreign currency translation gains	(4.1)	3.8	2.5	6.4
Change in other comprehensive income items	(2.6)	(1.3)	(1.3)	0.6

Comprehensive net income	$76.0	$94.3	$201.5	$188.1

Earnings per share - basic and diluted
Income from continuing operations	$0.82	$0.72	$2.05	$1.93
Income from discontinued operations	—	0.01	—	0.01
Net income	$0.82	$0.73	$2.05	$1.94
Weighted average number of common shares outstanding (1) (2)	100.0	100.0	100.0	100.0

(1)

On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01. The stock split and recapitalization have been reflected retroactively in these financial statements for the 2006 periods presented.

(2)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENTS

($ in millions)

(Unaudited)

For the Three Months Ended September 30, 2007

	Primary
	Insurance	Affiliate
	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$473.6	$—	$—	$473.6
Net investment income	45.2	—	6.3	51.5
Net realized investment gains (losses)	31.2	—	(0.5)	30.7
Net other revenues (expenses)	11.2	—	(0.4)	10.8

Total revenues	561.2	—	5.4	566.6

Expenses:
Loss and loss adjustment expenses	255.8	—	—	255.8
Policy acquisition expenses	74.9	—	—	74.9
Other underwriting expenses	66.4	—	—	66.4
General and administrative expenses	1.1	—	1.3	2.4
Accretion of fair value adjustment to loss and lae reserves	—	—	4.0	4.0
Interest expense on debt	0.8	—	10.6	11.4
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	16.3	16.3

Total expenses	399.0	—	32.2	431.2

Pre-tax income (loss)	$162.2	$—	$(26.8)	$135.4

For the Three Months Ended September 30, 2006

	Primary
	Insurance	Affiliate
	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$492.7	$58.6	$—	$551.3
Net investment income	48.3	—	0.9	49.2
Net realized investment gains (losses)	35.6	—	(0.2)	35.4
Net other revenues (expenses)	30.6	—	6.0	36.6

Total revenues	607.2	58.6	6.7	672.5

Expenses:
Loss and loss adjustment expenses	291.9	26.6	—	318.5
Policy acquisition expenses	89.0	35.5	—	124.5
Other underwriting expenses	84.0	—	—	84.0
General and administrative expenses	0.6	—	4.5	5.1
Accretion of fair value adjustment to loss and lae reserves	—	—	5.8	5.8
Interest expense on debt	1.4	—	10.6	12.0
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	14.8	14.8

Total expenses	466.9	62.1	35.7	564.7

Pre-tax income (loss)	$140.3	$(3.5)	$(29.0)	$107.8

(1)	The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENTS

($ in millions)

(Unaudited)

For the Nine Months Ended September 30, 2007

	Primary
	Insurance	Affiliate
	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$1,407.5	$—	$—	$1,407.5
Net investment income	139.6	—	17.1	156.7
Net realized investment gains (losses)	143.0	—	(0.3)	142.7
Net other revenues (expenses)	17.8	—	(1.5)	16.3

Total revenues	1,707.9	—	15.3	1,723.2

Expenses:
Loss and loss adjustment expenses	827.1	—	—	827.1
Policy acquisition expenses	231.5	—	—	231.5
Other underwriting expenses	246.9	—	—	246.9
General and administrative expenses	2.3	—	5.2	7.5
Accretion of fair value adjustment to loss and lae reserves	—	—	12.0	12.0
Interest expense on debt	2.5	—	31.6	34.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	48.4	48.4

Total expenses	1,310.3	—	97.2	1,407.5

Pre-tax income (loss)	$397.6	$—	$(81.9)	$315.7

For the Nine Months Ended September 30, 2006

	Primary
	Insurance	Affiliate
	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$1,458.1	$131.9	$—	$1,590.0
Net investment income	142.2	—	6.2	148.4
Net realized investment gains (losses)	105.5	—	(0.5)	105.0
Net other revenues (expenses)	35.2	—	13.2	48.4

Total revenues	1,741.0	131.9	18.9	1,891.8

Expenses:
Loss and loss adjustment expenses	891.3	103.3	—	994.6
Policy acquisition expenses	249.8	47.6	—	297.4
Other underwriting expenses	253.9	—	—	253.9
General and administrative expenses	2.2	—	9.4	11.6
Accretion of fair value adjustment to loss and lae reserves	—	—	17.3	17.3
Interest expense on debt	2.8	—	32.0	34.8
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	43.2	43.2

Total expenses	1,400.0	150.9	101.9	1,652.8

Pre-tax income (loss)	$341.0	$(19.0)	$(83.0)	$239.0

(1)	The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS (1)

($ in millions)

(Unaudited)

Three Months Ended September 30, 2007

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	56.2%	49.1%	53.1%	54.0%
Expense	28.4%	34.1%	27.3%	29.8%
Total Combined	84.6%	83.2%	80.4%	83.8%
Dollars in millions
Net written premiums	$136.6	$192.8	$182.5	$511.9
Earned premiums	$109.1	$182.6	$181.8	$473.6

Three Months Ended September 30, 2006

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	54.2%	56.4%	59.8%	59.2%
Expense	34.6%	36.2%	33.1%	35.2%
Total Combined	88.8%	92.6%	92.9%	94.4%
Dollars in millions
Net written premiums	$142.5	$186.3	$206.5	$536.2
Earned premiums	$111.0	$175.3	$205.5	$492.7

Nine Months Ended September 30, 2007

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	56.9%	53.6%	60.6%	58.8%
Expense	30.5%	36.2%	33.4%	33.9%
Total Combined	87.4%	89.8%	94.0%	92.7%
Dollars in millions
Net written premiums	$344.2	$557.0	$535.7	$1,437.0
Earned premiums	$324.3	$531.0	$552.1	$1,407.5

Nine Months Ended September 30, 2006

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	55.4%	57.9%	62.9%	61.1%
Expense	32.5%	37.7%	31.6%	34.5%
Total Combined	87.9%	95.6%	94.5%	95.6%
Dollars in millions
Net written premiums	$350.1	$548.8	$626.3	$1,526.0
Earned premiums	$321.0	$511.6	$624.7	$1,458.1

(1)

During the fourth quarter of 2006 to better align with OneBeacon’s business and product management structure, OneBeacon repositioned the reporting of AutoOne to personal lines and OneBeacon Specialty Property to commercial lines. Both AutoOne and OneBeacon Specialty Property were formerly reported in specialty lines.

(2)	Includes results from run-off.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE

(in millions, except per share amounts)

(Unaudited)

		Pro Forma
	September 30,	September 30,	December 31,	June 30,	September 30,
	2006	2006 (1)	2006	2007	2007
Numerator
Common shareholders’ equity	$1,695.3	$1,683.3	$1,777.2	$1,861.3	$1,910.9
Remaining adjustment of subsidiary preferred stock to face value	(65.5)	(65.5)	(57.7)	(40.8)	(31.5)
Adjusted common shareholders’ equity (3)	$1,629.8	$1,617.8	$1,719.5	$1,820.5	$1,879.4
Dividends (4)	0.0	0.0	0.0	42.0	63.0
Adjusted common shareholders’ equity, including dividends (3) (4)	$1,629.8	$1,617.8	$1,719.5	$1,862.5	$1,942.4

Denominator
Common shares outstanding (2) (5)	100.0	100.0	100.0	100.0	99.7

Book value per common share	$16.95	$16.83	$17.77	$18.61	$19.17

Adjusted book value per common share (3)	$16.30	$16.18	$17.20	$18.21	$18.85

Adjusted book value per common share, including dividends (3) (4)	$16.30	$16.18	$17.20	$18.63	$19.48

Growth in adjusted book value per common share, including dividends, in the quarter (4)					4.6%

Growth in adjusted book value per common share, including dividends, in the nine month period (4)					13.3%

Growth in adjusted book value per common share, including dividends, from pro forma September 30, 2006 (4)					20.4%

(1)

The pro forma data as of September 30, 2006 has been derived by application of pro forma adjustments related to the internal reorganization and other transactions that were completed in anticipation of and in conjunction with the initial public offering of the Company. See the Company’s Prospectus dated November 8, 2006 for a further description of pro forma adjustments.

(2)

On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01. The stock split and recapitalization have been reflected retroactively in these financial statements for the September 2006 periods presented.

(3)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 14.

(4)	Includes dividends of $0.21 per common share paid quarterly beginning in March 2007.

(5)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE NET INCOME, ADJUSTED NET INCOME AND ADJUSTED OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2007	2006	2007	2006	2007

Comprehensive net income	$76.0	$94.3	$201.5	$188.1	$289.1
Adjusting items (1)	13.8	14.8	40.5	43.2	54.4
Adjusted comprehensive net income (2)	$89.8	$109.1	$242.0	$231.3	$343.5

Net income	$82.3	$72.9	$205.1	$194.3	$257.5
Adjusting items (1)	13.8	14.8	40.5	43.2	54.4
Adjusted net income (2)	$96.1	$87.7	$245.6	$237.5	$311.9

Weighted average common shares outstanding (3) (4)	100.0	100.0	100.0	100.0	100.0

Adjusted operating income per share (2)	$0.96	$0.88	$2.46	$2.38	$3.12

Net income	$82.3	$72.9	$205.1	$194.3	$257.5
Less:
Net realized investment gains	(30.7)	(35.4)	(142.7)	(105.0)	(201.3)
Tax effect on net realized investment gains	10.7	12.4	49.9	36.8	70.5
Operating income (2)	$62.3	$49.9	$112.3	$126.1	$126.7
Adjusting items (1)	13.8	14.8	40.5	43.2	54.4
Adjusted operating income (2)	$76.1	$64.7	$152.8	$169.3	$181.1

Weighted average common shares outstanding (3) (4)	100.0	100.0	100.0	100.0	100.0

Adjusted operating income per share (2)	$0.76	$0.65	$1.53	$1.69	$1.81

(1)	Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$7.1	$7.6	$22.2	$22.7	$30.0
Accretion on preferred stock	9.2	7.2	26.2	20.5	33.8
Earnings on defeasance, net of tax	(2.5)	—	(7.9)	—	(9.4)
Total adjusting items	$13.8	$14.8	$40.5	$43.2	$54.4

(2)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 14.

(3)

On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01. The stock split and recapitalization have been reflected retroactively in these financial statements for the 2006 periods presented.

(4)	Includes the impact of repurchases of common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months Ended September 30, 2007
Numerator:
[A] Adjusted comprehensive net income (1) (see page 12)	$343.5

[B] Adjusted operating income (1) (see page 12)	$181.1

	As of September 30, 2007	As of September 30, 2006	Average
Denominator:
Common shareholders’ equity	$1,910.9	$1,695.3	$1,803.1

Less: Remaining adjustment of subsidiary preferred stock to face value	(31.5)	(65.5)

[C] Adjusted common shareholders’ equity (1)	$1,879.4	$1,629.8	$1,754.6

Less: AOCI	(183.3)	(144.3)

[D] Adjusted common shareholders’ equity excluding AOCI (1)	$1,696.1	$1,485.5	$1,590.8

Returns (1):
Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]			19.6%

Adjusted operating return on average adjusted common shareholders’ equity excluding AOCI [ B / D ]			11.4%

(1)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 14.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that will be redeemed in May of 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 11.

Adjusted book value per common share, including dividends is a non-GAAP financial measure which is derived by adding back the impact of dividends paid to adjusted book value per common share (a non-GAAP financial measure described above). OneBeacon believes that adjusted book value per common share, including dividends is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share, including dividends is included on page 11.

Adjusted comprehensive net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income to adjusted comprehensive net income is included on page 12.

Adjusted net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income to adjusted net income is included on page 12.

Adjusted net income per common share is calculated by dividing adjusted net income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net income per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net income to adjusted net income is included on page 12. The calculation of adjusted net income per share is also included on page 12.

Operating income is a non-GAAP financial measure that excludes net realized investment gains or losses and the related tax effect from net income.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income to operating income is included on page 12.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income to adjusted operating income is included on page 12.

Adjusted operating income per common share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net income per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income to adjusted operating income is included on page 12. The calculation of adjusted operating income per share is also included on page 12.

Adjusted common shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 11 and page 13.

Adjusted common shareholders’ equity, including dividends, which is used in calculating adjusted book value per common share, including dividends (a non-GAAP financial measure described above), is derived by adding back the impact of dividends paid to adjusted common shareholders’ equity (a non-GAAP measure described above.) The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 11.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 13.

Adjusted common shareholders’ equity excluding accumulated other comprehensive income (AOCI), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding AOCI and the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding AOCI is included on page 13.

Adjusted operating return on average common shareholders’ equity excluding AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) the latest 12 month period by average adjusted common shareholders’ equity excluding AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average common shareholders’ equity excluding AOCI is included on page 13.